                 AGREEMENT TO SELL AND PURCHASE REAL PROPERTY
                            AND ESCROW INSTRUCTIONS


          THIS AGREEMENT TO SELL AND PURCHASE REAL PROPERTY AND ESCROW INSTRUCTIONS ("Agreement"), dated as of the date specified below in the List of Particulars, by and between Seller and Buyer is entered into with reference to the recitals set forth below and constitutes (i) a contract of purchase and sale between the parties, and (ii) escrow instructions to Escrow Holder. The following terms shall have the meanings specified, when used in this Agreement.

                              LIST OF PARTICULARS
                              -------------------

Date of Agreement:     September 12, 1997

Seller:                CERTIFIED GROCERS OF CALIFORNIA, LTD.
                       a California corporation
                       2601 South Eastern Avenue
                       Los Angeles, CA 90040
                       Attention:    Mr.  Daniel T. Bane
                       Phone:        (213) 723-7476, ext.4281
                       Facsimile:    (213) 888-2915

Buyer:                 SMART & FINAL STORES CORPORATION,
                       a California corporation
                       4700 South Boyle Avenue
                       Los Angeles, CA 90058
                       Attention:    Mr. Robert J. Wess
                       Phone:        (213) 586-8563
                       Facsimile:    (213) 581-4756

Taxpayer Identification
of Buyer:              95-4297897

Trustee:               State Street Bank & Trust Co.

Property:              That certain irregularly shaped parcel comprising
                       approximately 23.73 acres at the southwestern corner of Eastern Avenue and Sheila Street, in the City of
                       Commerce, as more particularly described in Exhibit "A" attached to this Agreement and incorporated by reference, and as depicted in the site plan attached to this Agreement as Exhibit "B" and incorporated by reference.

Purchase Price:        Ten Million Five Hundred Thousand Dollars ($10,500,000),
                       as may be adjusted pursuant to Article 2 herein, payable as provided in this Agreement.

Initial Deposit:       Five Hundred Thousand Dollars ($500,000)

Escrow Holder:         Commerce Escrow Company
                       1545 Wilshire Boulevard, Suite 600
                       Los Angeles, CA 90017
                       Attention:    Ms. Tina Debow
                       Phone:        (213) 484-0855
                       Facsimile:    (213) 484-0417

Title Company:         Old Republic Title Company
                       101 E. Glenoaks Boulevard
                       Glendale, CA 91209-9003
                       Attention:    Mr. Michael Slinger
                       Phone:        (800) 228-4853
                       Facsimile:    (818) 549-4328

Brokers:               Investment Development Services, Inc.

                       CB Commercial Real Estate Group, Inc.

                       Cushman & Wakefield of California, Inc.

Closing Date:          July 1, 1998, unless advanced or extended as provided in
                       this Agreement.

Outside Closing Date:  December 31, 1998 unless extended as provided in this
                       Agreement

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1

                               PURCHASE AND SALE
                               -----------------

        1.1  Purchase and Sale.  Subject to the terms and conditions of this
             -----------------
Agreement, including the foregoing List of Particulars, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in and to the Property, together with any and all of the rights, benefits, easements and appurtenances, and all right, title and interest of Seller in the land east of the property line to be created pursuant to the Lot Line Adjustment (as defined below) lying in all streets, highways and rights-of-way abutting the Property. Buyer may at any time prior to the Closing Date, transfer its rights to acquire the Property to a special-purpose real estate leasing facility in the form of a trust, established for Buyer by a group of banks. For purposes of this Agreement the term "Buyer" shall be deemed to apply to Smart & Final Stores Corporation, a California corporation, notwithstanding the fact that title to the Property may ultimately be held in the name of Trustee. The sale pursuant to this Agreement excludes (i) the land and improvements (the "Western Property") west of the property line to be created pursuant to the Lot Line Adjustment, (ii) all development rights, easements and other rights appurtenant to the Western Property, and (iii) any credits or other rights (collectively, the "Credits") with the SCAQMD and/or Los Angeles County Sanitation District with respect to an emissions and sewer discharges existing with respect to ownership and operation of the Property and/or the Western Property prior to the Closing. At Closing, Buyer shall execute such documents as Seller may reasonably request confirming that the Credits are being retained by Seller. Seller's retention of the Credits shall be limited to the extent that Seller's retention would prevent Buyer from obtaining a sewer connection for discharge for the Property improved with a high-flexibility, non-mechanized warehouse of approximately 517,000 square feet with approximately 60,000 square feet of internal warehouse offices (the "Improvements"). Without limiting
Section 5.7.2, Buyer acknowledges that all sewer connection and operating discharge fees for the Property and the Improvements shall be at the sole cost and expense of Buyer.

                                   ARTICLE 2

                                 PURCHASE PRICE
                                 --------------

        2.1  Purchase Price.  The Purchase Price for the Property shall be paid
             --------------
by Buyer to Seller through Escrow as follows:

        2.2  Initial Deposit.  Buyer shall deposit with Escrow Holder the
             ---------------
Initial Deposit in immediately available funds within two (2) business days of Buyer's execution of this Agreement, but in no event later than September 19, 1997. The Initial Deposit is to be invested by Escrow Holder in an interest bearing Federally insured account, at a financial institution acceptable to Buyer and Seller, which designates Buyer as the account holder. Any interest which is earned on the Initial Deposit will be held by Escrow Holder and applied to the Purchase Price. At Buyer's option, the Initial Deposit may be divided among mutually acceptable Federally insured financial institutions, such that no institution is holding more than One Hundred Thousand Dollars ($100,000.00).
The Initial Deposit shall be released to Seller by Escrow Holder upon the receipt by Escrow Holder and Seller of Buyer's approval of Buyer's Studies as set forth in Section 3.1.2 below without further instructions to Escrow Holder.

        2.3  Payment for Vacation of Warehouse Buildings.  Within three (3)
             -------------------------------------------
business days following delivery of notice by Seller to Buyer of Seller's complete vacation of all of the warehouse and other buildings located on the Property excluding (i) the 3-story office building (the "Office Building") and
         ---------
(ii) an area around the Office Building shown on Exhibit "E" as Seller's Construction Zone (the "Construction Zone"), and provided that such date is at least three (3) business days prior to the Closing Date, Buyer will pay to Seller the additional sum of Seven Hundred Fifty Thousand Dollars ($750,000) outside of Escrow. This amount received by Seller will be credited against the Purchase Price at the Close of Escrow. As used in this Agreement, "complete vacation" and "vacate" mean as to a specified portion of the Property that Seller shall have permanently ceased business operations and removed or abandoned in place its moveable personal property. Seller shall be considered to have performed a "complete vacation" of an area even if the utility lines shown on Exhibit "E" continue to be used to serve the areas not vacated and the vacated areas are used for access to the areas not vacated; provided that nothing in this Section 2.3 shall create any easement for the benefit of Seller to maintain utilities on the Property for the benefit of the Western Property after the Closing.

        2.4  Payment for Vacation of Entire Property.  Within three (3) business
             ---------------------------------------
days following delivery of notice by Seller to Buyer of Seller's complete vacation of the entire Property excluding (i) the Data Center (as defined
                                ---------
below), (ii) the portions of the Office Building serving the Data Center, and
(iii) the Construction Zone (such excluded portions being sometimes referred to herein collectively as the "Reserved Areas"), and provided that such date is at least three (3) business days prior to the Closing Date, Buyer will pay to Seller the additional sum of Seven Hundred Fifty Thousand Dollars ($750,000) outside of Escrow. This amount received by Seller will be credited against the Purchase Price at the Close of Escrow. As used herein, the term "Data Center" means the portion of the Building described on Exhibit "F," together with all utilities shown on Exhibit "E" necessary for the operation of Seller's business within that portion of the Building and rights of ingress and egress through the Building and Property between that portion of the Building and public streets and sidewalks.

        2.5  Vacancy Incentive Price Increases.  Upon performance by Seller,
             ---------------------------------
Buyer will make certain incentive price increases (the "Incentive Price Increases") at the Close of Escrow as an incentive to Seller to vacate the Property as soon as possible. The Incentive Price Increases shall be earned by Seller for each day prior to the Closing Date that Seller has accomplished the complete vacation of the Property and otherwise satisfied the conditions described in clauses (i), (iii), (iv) and (v) of Section 5.9.1, as evidenced by delivery to Buyer of Seller's notice of vacancy as follows:

 # of Days prior                      Maximum Incentive
 to July 1, 1998     $/Day             Price Increases
------------------   -------          -----------------

1-30                 $ 5,000              $150,000
31-62                $ 7,500              $232,500
63-92                $10,000              $300,000
                                          --------

Total Possible Incentive Price Increases  $682,500

        2.6  Late Delivery Penalty.  So long as Buyer shall have performed all
             ---------------------
of its obligations under this Agreement, shall have satisfied the conditions described in clauses (i) and (ii) of Section 5.9.2, and is otherwise ready, willing and able to proceed with the Closing on the Closing Date, there shall be a reduction in the Purchase Price of the sum of Ten Thousand Dollars ($10,000.00) for each such day the Closing is delayed after the Closing Date solely by reason of Seller's inability to accomplish the complete vacation of the Property and otherwise satisfy the conditions described in clauses (i), (iii), (iv) and (v) of Section 5.9.1. The reduction in the Purchase Price under this Section 2.6 shall be limited to a maximum of Five Hundred Thousand Dollars ($500,000.00).

        2.7  Cash at Closing.  The balance of the Purchase Price, subject to
             ---------------
adjustment pursuant to Section 5.6 hereof, shall be deposited with Escrow Holder in immediately available funds, on or before the Close of Escrow.


                                   ARTICLE 3

                            APPROVALS AND CONDITIONS
                            ------------------------

        3.1  Conditions.  The obligations of Buyer under this Agreement shall be
             ----------
subject to and contingent upon satisfaction of the following conditions within the time periods specified below:

             3.1.1 Approval of Title.  Buyer shall have approved, been deemed to
                   -----------------
have approved or have waived objections to the condition of title pursuant to
Article 4 below within the time periods provided for therein.

             3.1.2 Inspection of Property.  Buyer may, at Buyer's sole cost and
                   ----------------------
risk, inspect the physical condition and operations of the Property on or before close of business on September 15, 1997 (the "Contingency Period"). During the Contingency Period Buyer and its agents, employees, contractors and consultants (collectively "Buyer's Representatives") shall, at their sole cost and expense, conduct and approve such environmental, geological, feasibility, engineering and other tests, surveys, title, appraisals and all other inspections and investigations they deem necessary in their sole and complete discretion (collectively "Buyer's Studies"). Buyer hereby gives notice to Seller of Buyer's approval of Buyer's Studies. If Escrow has been opened by such date, Buyer shall also provide Escrow Holder with notice of any approvals together with irrevocable written instructions to release the Initial Deposit to Seller. If Escrow has not been opened by the expiration of the Contingency Period, then Buyer's approval of Buyer's Studies shall be accompanied by (and shall not be effective unless and until Seller receives) payment of the Initial Deposit in immediately available funds. Buyer's failure to disapprove of Buyer's Studies shall be deemed an approval thereof. If Buyer disapproves Buyer's Studies the Escrow shall terminate and Buyer shall receive a return of the Initial Deposit and any other funds paid on account of the Purchase Price, in which event neither party will have any further obligation or liability regarding the acquisition of the Property. The Closing Date and the Outside

Closing Date shall be further extended for the period of any delay in Seller's performance of the Lot Line Adjustment (as defined below) due to Buyer's entry onto the Property pursuant to this Section 3.1.2.
                                           -----

             3.1.3 Lot Line Adjustment.  Seller shall have until the Close
                   -------------------
of Escrow to cause a lot line adjustment (the "Lot Line Adjustment") to be recorded in the Official Records of Los Angeles County, which adjustment is necessary in order for the Property to be conveyed to Buyer in accordance with all applicable subdivision laws and regulations.

             3.1.4 Delivery of Property.  Seller shall have delivered the
                   --------------------
property with the Site Work (as defined in Section 5.8) completed.

        3.2  Delivery of Property No Later Than the Outside Closing Date.
             -----------------------------------------------------------
In the event that Seller is unable to deliver the Property with the Site Work completed and close Escrow by the Outside Closing Date, Buyer shall elect either to (i) terminate Escrow and receive a return of the Initial Deposit and any other funds paid on account of the Purchase Price, in which event neither party will have any further obligation or liability regarding the acquisition of the Property, or (ii) waive any condition (other than the Lot Line Adjustment) related to delivery or condition of the Property and proceed with the purchase of the Property. In the event Buyer chooses to waive such conditions, Seller shall not be required to proceed with any uncompleted Site Work; however, the Purchase Price shall be adjusted as provided in Section 2.6 above. If Buyer fails to give Escrow Holder and Seller notice of termination of the Escrow or waiver of any condition related to delivery or condition of the Property within five (5) days after the Outside Closing Date, Buyer shall be deemed to have elected to terminate Escrow and receive a return of the Initial Deposit and any other funds paid as provided in clause (i) of the first sentence of this Section 3.2

        3.3  Consequences of Termination or Non-Termination of This Agreement.
             ----------------------------------------------------------------

             3.3.1  If this Agreement is terminated by Buyer pursuant to
Section 3.1 or Section 3.2 above, the following shall occur: (i) the Initial Deposit, and any other payment made by Buyer to Escrow Holder or Seller towards the Purchase Price, together with interest accrued thereon, deposited by Buyer with Escrow Holder pursuant to Section 2.2, shall be refunded to Buyer; (ii) any documents deposited with Escrow Holder by either party shall be returned to the party depositing the same; (iii) Buyer shall return to Seller all documents delivered by Seller to Buyer pursuant to this Agreement, and (iv) Buyer shall pay any applicable Escrow and title cancellation charges. Upon completion of all of the foregoing, this Agreement shall be deemed terminated and neither party shall have any further rights against or obligations to the other hereunder, except those obligations and indemnifications which are expressly stated to survive the termination of this Agreement.

             3.3.2 If this Agreement is not terminated by Buyer at the end of the Contingency Period pursuant to Section 3.1 above, the Initial Deposit shall be released by Escrow Holder to Seller and thereafter the Initial Deposit and the amounts paid by Buyer pursuant to Sections 2.3 and 2.4 shall be nonrefundable to Buyer for any reason whatsoever, unless the Closing does not occur due to a failure of Seller to satisfy any of the conditions described in clauses (i), (iii), (iv) and (v) of Section 5.9.1.


                                   ARTICLE 4

                               CONDITION OF TITLE
                               ------------------

        4.1  Permitted Exceptions.  Buyer agrees to accept title to the Property
             --------------------
subject only to the following matters (collectively the "Permitted Exceptions"):

             4.1.1 Liens for current real property taxes and any general or special assessments or bonds that are not delinquent as of the Closing.

             4.1.2 Those matters of record which Buyer approves, is deemed to approve, or waives its objections as to, pursuant to Section 4.2, below.

             4.1.3 Those matters shown on any survey which Buyer elects to obtain, that are not reflected in the Title Report (as defined in Section 4.2 below).

             4.1.4  The Title Company's standard printed exceptions.

             4.1.5  Matters arising out of the Lot Line Adjustment.

             4.1.6 Those matters affecting the title to the Property created by or with the consent of Buyer.

        4.2  Approval of Title.  Buyer acknowledges receipt of a preliminary
             -----------------
title report together with copies of all documents shown as exceptions therein (the "Title Report") disclosing the condition of title to the Property. By notice delivered to Seller on September 16, 1997, Buyer approved and disapproved certain items in the Title Report. Seller will have 10 days after receipt of Buyer's notification of any disapproved exceptions or other objections to title in which to advise Buyer that:

           (i) Seller will cause the disapproved exceptions or other objections to title to be removed or remedied or obtain appropriate endorsements to the Title Policy on or before the Closing Date; or

           (ii) Seller will not cause the disapproved exceptions or other objections to title to be removed or remedied or cause appropriate endorsements to the Title Policy to be issued.

           (iii) If Seller does not notify Buyer of its election within the 10 day period, Seller will be deemed to have elected to not cause the disapproved exceptions to be removed.

          If Seller elects to not cause the disapproved exceptions or other objections to title to be removed or remedied or cause appropriate endorsement to the Title Policy to be issued, Buyer will have two (2) business days to elect, as its sole remedy, to:

               (i) proceed with the purchase and acquire the Property subject to the disapproved exceptions and other objections to title without reduction in the Purchase Price; or

               (ii) cancel the Escrow and this Agreement by written notice to Seller and Escrow Holder, in which case the Deposit and any interest accrued thereon will be returned to Buyer and the cancellation costs, if any, will be equally borne by Seller and by Buyer.

          If Buyer does not give Seller notice of its election within two (2) business days, Buyer will be deemed to have elected to proceed with this transaction.

          4.3  Title Policy.  As a condition to the Closing, Title Company shall
               ------------
be prepared to issue a CLTA Owner's Title Insurance Policy (the "Title Policy") to Buyer (or Trustee as applicable) on the Closing Date. Such policy shall be a CLTA Owner's Title Insurance policy unless Buyer elects, by appropriate escrow instructions to Escrow Holder, to cause Title Company to issue an ALTA Owner's Title Insurance Policy in place of the CLTA Title Policy. If Buyer elects to have an ALTA policy issued, Buyer shall pay to Escrow Holder all costs which are in excess of the costs and premium that would have been incurred for a CLTA policy. Buyer shall obtain, at its sole cost, any survey or survey update required in connection with the Title Policy and shall bear all costs associated with the issuance by the Title Company of an ALTA extended coverage lender's policy of title insurance insuring its lender or lenders in the amount of any financing secured by the Property. The Title Policy shall be in the amount of the Purchase Price, for the protection of Buyer (or Trustee as applicable) as a fee owner of the Property, subject only to the Permitted Exceptions. Buyer's election to obtain an extended coverage policy will not delay the Closing or the expiration of the Contingency Period and Buyer's inability to obtain an extended coverage policy or any such endorsements will not be deemed to be a failure of any condition to Closing.


                                   ARTICLE 5

                                    CLOSING
                                    -------

          5.1  Closing Through Escrow.  The purchase of the Property shall be
               ----------------------
consummated by means of an escrow established with Escrow Holder. The date on which Escrow Holder receives Buyer's Initial Deposit shall be referred to as the "Opening of Escrow." The parties shall close the Escrow on or before the Outside Closing Date. Although the parties have agreed and are bound to the Outside Closing Date, the terms "Closing" and "Close of Escrow" as used herein shall mean that date when a grant deed conveying the Property to Buyer is recorded in the Official Records of Los Angeles County, California (the "Official Records"). This Agreement shall be deposited with Escrow Holder and shall constitute escrow instructions to Escrow Holder from Buyer and Seller, together with such instructions and general provisions and conditions consistent with the terms of this Agreement which Escrow Holder may reasonably request. Buyer and Seller agree to execute promptly any such supplemental escrow instructions requested by Escrow Holder. In the event of any conflict or inconsistency between such general provisions and conditions of such supplemental escrow instructions and the provisions of this Agreement, the provisions of this Agreement shall control.

          5.2  Duties of Escrow Holder.  The duties of the Escrow Holder shall
               -----------------------
be as follows: (i) retain and safely keep all funds, documents and instruments deposited with it pursuant to this Agreement; (ii) disburse the Initial Deposit;
(iii) upon the Closing, deliver to the parties entitled thereto all funds, documents and instruments to be delivered through the Escrow Holder pursuant to this Agreement; and (iv) upon the Closing, cause the recordation of the documents required for this transaction in the

Official Records. Escrow Holder is instructed to (v) request that the amount of the documentary transfer tax due be shown on a separate paper and affixed to the Grant Deed by the County Recorder after the permanent record thereof is made;
(vi) comply with the terms of this Agreement which specifically apply to the Escrow Holder and comply with the terms of any additional instructions jointly executed by Buyer and Seller; (vii) deposit all monies held by Escrow Holder in an interest bearing account according to further written instructions signed by Buyer and not in conflict with the terms of this Agreement; and (viii) upon the Closing, cause the Title Company to issue to Buyer the Title Policy in the amount of the Purchase Price insuring Buyer (or Trustee as applicable) as the fee owner of the Property and, if applicable, the lender's policy of title insurance referred to in Section 4.3 above.

          5.3  Reporting.  To the extent the transaction contemplated hereby
               ---------
involves a real estate transaction within the purview of Section 6045 of the Internal Revenue Code of 1986, as amended, the Escrow Holder shall have sole responsibility to comply with the requirements of Section 6045 of the Internal Revenue Code (and any similar requirements imposed by state or local law), which in part requires the Escrow Holder to report real estate transactions closing after December 31, 1986 by, among other things, preparing and causing to be filed Internal Revenue Service Form 1099-B and any applicable additional statements in connection therewith. Seller's U.S. employer identification number is 95-0615250. Escrow Holder shall hold Buyer, Seller and their counsel free and harmless from and against any and all liability, claims, demands, damages and costs, including reasonable attorneys' fees and other litigation expenses, arising or resulting from the failure or refusal of the Escrow Holder to comply with such reporting requirements.

        5.4  Seller's Obligations at Closing.  Prior to the Closing, Seller
             -------------------------------
shall deliver to Escrow Holder the following documents (all duly executed and acknowledged by Seller, where required):

             5.4.1  Grant Deed.  A Grant Deed, executed and acknowledged by
                    ----------
Seller and conveying the Property to Buyer or Trustee as applicable, in the form of Exhibit "C" hereto.

             5.4.2  Foreign Person.  An affidavit of Seller certifying that
                    --------------
Seller is not a "foreign person," as defined in the federal Foreign Investment in Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended, and a properly executed Form 590 or other evidence sufficient to establish that Buyer is not required to withhold any portion of the Purchase Price under the California Revenue and Taxation Code.

             5.4.3  Evidence of Authority.  A copy of the duty adopted
                    ---------------------
resolution of the governing body of Seller, certified as true and complete as of Closing, authorizing the execution, delivery and performance by Seller of this Agreement and the documents required hereby, and designating one or more persons to execute such documents such entity's name in connection with this Agreement, together with an incumbency certificate for each person executing documents on behalf of Seller with specimen signatures for such persons.

        5.5  Buyer's Obligations at Closing.  Prior to the Closing, Buyer
             ------------------------------
shall deliver to Escrow Holder the following (all duly executed and acknowledged by Buyer, where required):

             5.5.1 Purchase Price.  The balance of the Purchase Price (subject
                   --------------
to adjustment pursuant to Sections 2.5 and 5.6 of this Agreement) in immediately available funds, due credit being given for the Initial Deposit and other payments or credits made in favor of Buyer, including interest earned thereon for funds held by Escrow Holder.

             5.5.2  Evidence of Authority.  A copy of the duly adopted
                    ---------------------
resolution of the governing body of Buyer, certified as true and complete as of Closing, authorizing the execution, delivery and performance by Buyer and any permitted assignee of Buyer hereunder, of this Agreement and the documents required hereby, and designating one or more persons to execute such documents in each such entity's name in connection with this Agreement, together with an incumbency certificate for each person executing documents on behalf of Buyer with specimen signatures for such persons.

        5.6  Closing Costs.  Seller shall pay the following closing costs:
             -------------
all of Seller's attorneys' fees and costs; one-half (1/2) of the fees and costs due to Escrow Holder for services rendered as escrow agent; any county transfer taxes and recording fees payable upon recordation of the Grant Deed; one-half of any city transfer taxes payable upon recordation of the Grant Deed and all premiums and charges relating to the issuance of the Title Policy. Buyer shall pay the following closing costs: all of Buyer's attorneys' fees and costs; one-half (1/2) of the fees and costs due to Escrow Holder for services rendered as escrow agent; one-half of any city transfer taxes payable upon recordation of the Grant Deed any additional premium for an ALTA Owner's Policy of Title Insurance if Buyer elects to receive same, including the cost of any survey or survey update and the cost of any title endorsements to the Title Policy; and premium for an ALTA Leader's Policy of Title Insurance in connection with

Buyer's financing; and any recording fees payable upon recordation of any financing documents.

        5.7  Proration.  Real estate and personal property taxes and other
             ---------
assessments with respect to the Property (other than with respect to the transfer thereof) for the year in which the Closing occurs, shall be prorated to the Closing, as set forth below. The provisions of this Section 5.7 shall survive the Closing.

             5.7.1  Taxes.  If the Closing shall occur before the tax rate or
                    -----
the assessed valuation of the Property are fixed for the then-current year, then the apportionment of taxes shall be upon the basis of the tax rate for the Property for the preceding year applied to the latest assessed valuation of the Property. Subsequent to the Closing, when the tax rate and the assessed valuation of the Property are fixed for the year in which the Closing occurs, the parties agree to adjust the proration of taxes outside of Escrow and, if necessary, to refund or repay such sums as shall be necessary to effect such adjustment. If the Property is not assessed as a separate parcel for tax or assessment purposes, then such taxes and assessments attributable to the Property shall be determined by Seller with notice to and subject to Buyer's approval (which approval shall not be unreasonably withheld) at least five (5) business days prior to the Closing Date. If, as of the Closing, the Property is not being treated as a separate tax parcel, then within thirty (30) days after the Closing, Buyer shall, at its sole cost and expense, have the Property assessed separately for tax and assessment purposes,

             5.7.2  Utilities.  No provision has been made for the proration of
                    ---------
water charges, fuel charges or utility charges (including, without limitation, telephone, gas and electricity) as Seller shall terminate its account with the providers of all such services, and Buyer shall, prior to the Closing, make application to the providers of such services for the continuation of such services in the name of Buyer, or its designee, including the provision of any deposits that might be required. It is anticipated that in connection with all services referred to in the preceding sentence, the meters will be read on or about the Closing, and Seller shall be responsible for paying the bills for such services accruing prior to the Closing and shall be entitled to a refund of its deposits, if any, and Buyer shall be responsible for the payment of all such accounts accruing on or after the Closing. If at Seller's option any such accounts are not handled in this manner, then they shall be prorated as of the Closing.

             5.7.3  Post-Closing Reconciliation.  If any of the prorations
                    ---------------------------
stated above cannot be definitely calculated on the Closing, then they shall be estimated at the Closing and definitely calculated as soon after the Closing as feasible.

        5.8  Delivery of Possession.  Upon the satisfaction or waiver (if
             ----------------------
applicable) of any and all other conditions precedent to this Agreement, the purchase and sale transaction contemplated in this Agreement shall be finally consummated and Seller shall deliver possession of the Property to Buyer upon the Close of Escrow. Seller will (i) perform demolition of existing buildings, removal of all other on-site improvements, and preparation to a rough grade, with existing utilities in the adjacent street, (ii) cause to be removed all asbestos-containing materials within the improvements being demolished and removed, (iii) cause to be removed from the Property all other hazardous materials on or under the Property to the extent such removal is required by applicable laws, statutes, ordinances or regulations as a condition to new construction on the Property, and (iv) provide copies to Buyer of any certificates, closure letters or other documentation customarily issued by governmental authorities having jurisdiction over the removal of such asbestos and hazardous materials in connection with that removal by Seller (collectively, the "Site Work").

        5.9  Conditions Precedent to Closing.
             -------------------------------

             5.9.1  Conditions Precedent to Buyer's Obligations.  Buyer's
                    -------------------------------------------
obligations with respect to this transaction are subject to: (i) Seller's delivery to Escrow Holder on or before the Closing of the items described in
Section 5.4, (ii) Title Company's willingness to deliver the Title Policy subject only to the Permitted Exceptions, (iii) all of Seller's representations and warranties as set forth in Section 10.1 being true and correct in all material respects as of the Closing, (iv) Seller delivering the Property with the Site Work completed, and (v) the Lot Line Adjustment having been completed.

             5.9.2  Conditions Precedent to Seller's Obligations.  Seller's
                    --------------------------------------------
obligations with respect to this transaction are subject to: (i) Buyers delivery to Escrow Holder on or before the Closing of the items described in Section 5.5,
(ii) Buyer's representations and warranties as set forth in Section 10.2 being true and correct in all material respects as of the Closing, and (iii) the Lot Line Adjustment having been completed.

             5.9.3  Simultaneous Delivery; Conditions Concurrent.  All documents
                    --------------------------------------------
and other items to be delivered on the Closing shall be deemed to have been delivered simultaneously, and no individual delivery shall be effective until all such items have been delivered.

             5.9.4  Pre-Closing Covenants of Seller.  Seller covenants that
                    -------------------------------
until the Closing it will cause the Property to be insured under policies of liability insurance customary for properties such as the Property, and that it will not enter into any material contract with respect to the Property which would be binding on Buyer after the Closing without Buyer's consent, which shall not be unreasonably withheld.


                                   ARTICLE 6

                                  RISK OF LOSS
                                  ------------

        6.1  Casualty.  Since Buyer is acquiring the Property in any
             --------
unimproved condition, damage to or injury occurring to the Property by fire, storm, accident or any other casualty or cause shall not affect the obligations of the parties under this Agreement.

        6.2  Condemnation.  Buyer shall determine the risk of potential
             ------------
condemnation of the Property. If any condemnation occurs prior to the Closing this transaction shall be consummated as provided in this Agreement and Seller shall be entitled to retain all awards made by the condemning authority in respect of such condemnation except that Seller shall assign to Buyer at the Closing the amount of the award attributable solely to the Property as unimproved land. Any award for any improvements on the Property or for relocation expenses or otherwise with regard to other than the Property as unimproved land shall be the sole property of Seller.


                                   ARTICLE 7

                    DESIGN AND CONSTRUCTION OF IMPROVEMENTS
                    ---------------------------------------

        7.1  Warehouse Design and Construction.  As soon as is practicable
             ---------------------------------
following the Close of Escrow, Buyer intends to construct a high-flexibility, non-mechanized warehouse of approximately 517,000 square feet with integral warehouse offices (the "Improvements"), in a design to be determined. Seller will have the right to approve the final design plan prior to the Closing, which approval will not be unreasonably withheld. A general contractor will be selected who is mutually acceptable to both parties. Investment Development Services (IDS) will act as a development and construction manager for the Improvements, in a compensated role to be defined in a separate agreement between IDS and Buyer, which shall be diligently negotiated by IDS and Buyer. Seller acknowledges that IDS has, through its past activities with Seller, information and knowledge regarding Seller and the Property which is of a confidential nature. Seller hereby consents to the disclosure of such confidential information to Buyer by IDS; provided that Buyer holds such information in confidence.

        7.2  Acquisition of Adjacent Parcels.  Buyer has informed Seller that
             -------------------------------
Buyer is considering the acquisition of those parcels adjacent to north of the Property on Sheila Street from Eastern Avenue to Fitzgerald Avenue, and north to Washington Boulevard, as set forth in Exhibit "D" attached to this Agreement. Buyer's obligations to close Escrow are not contingent upon the acquisition of any of the adjacent parcels. If, at any time after the Close of Escrow, Buyer applies with applicable governmental authorities for the vacation of the alley running parallel and north of Sheila Street, between Fitzgerald Avenue and Eastern Avenue, Seller agrees not to object to such application, and further agrees to provide Buyer will all necessary and reasonable cooperation in making such application at no cost or expense to Seller; provided Seller shall not be required to limit or restrict the development or operation of any other properties or businesses owned by Seller.


                                   ARTICLE 8

                              POST-CLOSING MATTERS
                              --------------------

          8.1  Ownership and Financing of Property.
               -----------------------------------

               8.1.1 Lease Agreement.  Buyer has informed Seller that in the
                     ---------------
event that Buyer transfers its rights to acquire the Property to a trust for purposes of furthering its financing arrangements as set forth in Section 1.1 above, such trust will become the lessor ("Lessor") of the Property and the Improvements and Buyer shall be the Lessee pursuant to a Lease Agreement with a maximum term of thirty-five (35) years (the "Lease Term") from the Close of Escrow. Pursuant to such Lease Agreement, Buyer may at any point during the Lease Term freely exercise options to renew and continue the Lease Agreement as provided by its terms and conditions, or substitute another financing structure of similar type, so long as the final maturity date of the financing does not exceed the thirty-five (35) year period. In the alternative, Buyer may, pursuant to the Lease Agreement, purchase the Property from Lessor for the "Termination Value" as defined below, and if desired, enter into another type of financing so long as the final maturity date of any such financing does not exceed the overall thirty-five (35) year period. Buyer shall provide Seller with quarterly certificates as to the status of the Lease Agreement and related financing documents (and any replacement thereof or substitute therefor) confirming that Buyer is not in default thereunder and the status of construction of the Project (as defined below) and the amount of Project Expenses (as defined below), in form and content reasonably satisfactory to Seller. As used in this Article 8, the following terms shall have the following meanings:

               "Project" means an approximately 517,000 square foot warehouse on the Property constructed with standard materials and containing mezzanine offices not to exceed 85,000 square feet, together with on-site parking to accommodate approximately 134 truck trailers and code required automobile parking, and site improvements to the Property for utilities, ingress and egress, safety and security.

               "Project Expenses" means the costs incurred by Buyer for the following with respect to the initial construction of the Project: (a) the acquisition of the Property, (b) demolition, remediation and site preparation, (c) construction of the Project, (d) Buyer's lender and appraiser fees and expenses, (e) developer and builder fees and expenses,
     (f) permit and governmental fees, (g) architectural and engineering fees and expenses, and (h) interest on funds borrowed to pay Project Expenses. Project Expenses exclude costs of interior furniture and fixtures, warehouse racking, warehouse equipment, and any costs incurred after a certificate of occupancy or comparable evidence of the completion of the initial construction of the Project is issued.

               "Default Costs" means interest and expenses which by the terms of Buyer's financing documents are added to the cost Buyer must pay to repurchase or otherwise redeem the Property from Buyer's lenders.

               "Termination Value" means the sum of Project Expenses and Default Costs.

             8.1.2  Right of First Refusal.  In the event that Buyer wishes to
                    ----------------------
sublease 50,000 or more square feet (the "First Refusal Space") of the Property to an unaffiliated entity, Seller shall have a right of first refusal to sublease such First Refusal Space as provided herein. Prior to commencing negotiations for a lease of the First Refusal Space with an unaffiliated entity, Buyer shall give Seller written notice that it intends to commence those negotiations (the "Negotiation Notice"). Prior to entering into a binding agreement for the lease of the First Refusal Space on the Property to an unaffiliated entity, Buyer shall deliver to Seller a copy of the term sheet or letter of intent which has been signed by the proposed subtenant and Buyer ("Signed Proposal") setting forth the basic terms for the proposed sublease transaction. If Seller wishes to enter into a sublease on the terms and conditions set forth in the Signed Proposal, Seller shall deliver to Buyer by 5:00 p.m. Los Angeles time on the date (the "Response Deadline") that is the later of (a) twenty (20) business days after Seller's receipt of the Negotiation Notice, and (b) five (5) business days after Buyer's delivery of the Signed Proposal, written notice to Buyer confirming that it wishes to lease such space on the terms specified. If Seller fails to respond by the Response Deadline, Buyer may proceed to finalize its sublease transaction with the unaffiliated entity within six (6) months after delivery of the Signed Proposal to Seller, and Seller shall have no further right to sublease such space on the Property unless (i) no lease transaction is entered into with the specified unaffiliated entity, or the term of the sublease to the unaffiliated entity expires or is otherwise terminated or (ii) the terms of the proposed sublease transaction are modified, as referenced below. If the terms of the proposed sublease are modified such that the net present value (using a 10% interest rate) of the economic terms benefitting Buyer are reduced by more than 2% from the terms presented to Seller in the Signed Proposal, Buyer shall once again submit a Signed Proposal to Seller and Seller must respond by the Response Deadline as noted above if it wishes to sublease the space on the terms set forth in the new signed proposal. It is understood and agreed that if Seller wishes to sublease space identified in a term sheet submitted by Buyer, it must lease the entire amount of the space identified in such letter, on terms and conditions identical to those specified in such letter or term sheet, including, without limitation, approval of such sublease by Buyer's lender.

             8.1.3  Option to Repurchase.  Upon the Close of Escrow, Buyer shall
                    --------------------
convey to Seller a one-time option whereby Seller will have the right, but not the obligation, to (a) be the assignee of Buyer's option to acquire the Property (including improvements thereupon), pursuant to the Lease Agreement, for a price equal to the Termination Value, or (b) if the Lease Agreement is no longer in effect, to acquire the Property (including all improvements thereupon) from Buyer for a price (the "Option Price") equal to the Project Expenses, on the terms and conditions contained in this Section 8.1.3. Upon the occurrence of an Option Trigger Date (as defined below) Buyer shall give Seller a notice ("Option Notice") that an Option Trigger Date has occurred. Within ten (10) business days after receiving an Option Notice, Seller have the right, but not the obligation, to elect to acquire the Property (including improvements thereupon) as follows:

               (i) If the Option Notice is given after an Option Trigger Date described in clause (iii) below, Seller may instruct Buyer to purchase
                               ---
          the Property for the Termination Value on its behalf pursuant to the Lease Agreement by depositing into an escrow account a sum equal to the

          Termination Value. Any amounts in excess of the Termination Value required to purchase the Property (including all improvements thereupon) pursuant to the Lease Agreement shall be paid by Buyer. Any funds deposited in that escrow by Seller shall remain Seller's funds, and under Seller's control, until the closing of the purchase pursuant to the Lease Agreement.

               (ii) If the Option Notice is given after an Option Trigger Date other than that described in clause (iii) below, Seller may purchase
                                               ---
          the Property (including all improvements thereupon) for a price equal to the Option Price.

As used herein, the term "Option Trigger Date" means:

               (iii) So long as the Lease Agreement is in effect, the date that is one hundred eighty (180) days prior to the date upon which Buyer intends to terminate the Lease Agreement, if Buyer then no longer occupies, or as of the termination of the Lease Agreement will cease to occupy, the Property.

               (iv) If the Lease Agreement is not in effect, and no prior Option Notice has been given, the date that is one hundred eighty (180) days prior to the date upon which Buyer intends to cease to occupy the Property.

               (v) If the Lease Agreement is not in effect, and no prior Option Notice has been given, the date upon which Buyer ceases to occupy the Property.

               (vi) If no prior Option Notice has been given, the date that is thirty-five (35) years after the Closing.

In the event that Seller wishes to transfer such option to a third party, Buyer will have the right of first refusal to acquire such option, upon the terms and conditions agreed upon between Seller and the third party. Upon any exercise of the option provided for in this Section 8.1.3, Buyer shall be obligated to convey title to Seller in the same condition that it existed on the Closing, subject to no (a) monetary liens or encumbrances, or (b) leases including without limitation the Lease Agreement. Seller's option rights shall be contained in an option agreement to be recorded at Closing. If any Option Trigger Date shall occur and Buyer fails to give an Option Notice, Seller may at any time after the Option Trigger Date give Buyer an Option Notice, which will have the same effect as if that Option Notice were given by Buyer to Seller. The closing of Seller's acquisition of the Property shall take place through escrow and shall close within one hundred eighty (180) days after the Option Notice unless a different closing date is required pursuant to the Lease Agreement.


                                   ARTICLE 9

                              DEFAULT AND REMEDIES
                              --------------------

        9.1  Default by Buyer.
             ----------------

             9.1.1  Buyer's Breach.  In the event (a) Buyer fails to make timely
                    --------------
payment of any of the amounts described in Sections 2.2, 2.3 or 2.4, (b) Buyer notifies Seller that Buyer does not intend to proceed with the Closing or (c) provided that Seller has performed all of its obligations under this Agreement, the Close of Escrow and the consummation of the transactions herein contemplated do not occur by reason of any default by Buyer (each of (a), (b) and (c) being referred to in this Article 9 as a "Buyer's Breach"), Seller shall be entitled, subject to the conditions enumerated below, to recover from Buyer its Actual Damages (as defined below) attributable to Buyer's Breach of its obligations under this Agreement.

             9.1.2  Actual Damages.  Actual Damages is defined as the sum of the
                    --------------
amounts described in clauses (i), (ii) and (iii) below, plus Seller's reasonable attorneys' fees and costs in connection with or arising out of Buyer's Breach.

               (i) An amount representing the excess of the sum of $10,500,000 over the value of the Property on the date of Buyer's breach, such value to be determined by an appraisal as described below;

               (ii) An additional sum which represents Seller's actual cost of demolition on the Property; and

               (iii) An additional sum which represents the costs of relocation incurred by Seller. This additional sum is understood to include without limitation additional facilities costs for their minimum period of commitment by Seller. Relocation costs shall be reduced by the economic value of betterments in equipment (including software) and related improvements, attributable to the relocation activity. As used herein, the term "betterment" means an increase in capacity or utility of an item over that existing prior to its relocation that does not arise merely because the relocated item is replaced with a new item or has a different location. For example, a software upgrade would be a betterment. The replacement of a piece of furniture that serves the same function in the relocated space as in the existing space would not be a betterment so long as it is comparable in utility.

          Actual Damages are agreed by the parties not to include any claim by
                                                   ---
Seller for punitive damages or like elements. If the appraised value of the Property as established by the appraisal as described herein exceeds $10,500,000, the excess amount will further reduce Actual Damages as calculated under this Section.

             9.1.3  Appraisal.  The appraisal for purposes of Section 9.1.2(i)
                    ---------
above shall be prepared by an MAI certified appraiser with demonstrated experience in industrial land appraisals within Los Angeles County, and as agreed upon by Seller and Buyer. The appraiser shall determine the value of the Property in a condition assuming all of the Site Work had been completed (whether or not the case) and that the Property can be used for a use consistent with the Improvements, and shall be determined as of the date of Buyer's Breach.

             9.4.1  Certain Conditions to Recovery.  The following conditions
                    ------------------------------
precedent shall each have been satisfied prior to any recovery by Seller of Actual Damages:

               (i) Seller shall have delivered a written notice to both Buyer and to Escrow Holder that Seller has performed each of its obligations under this Agreement, including, but not limited to, those obligations of Seller set forth in Articles 3 and 5 of this Agreement required to be performed by Seller as of the time of Buyer's Breach. Seller's notice shall further state that Seller wishes to have its claim of Buyer's breach and its claim for damages associated with that breach submitted to and adjudicated by an arbitrator under the rules and auspices of the American Arbitration Association ("AAA").

             9.1.5  Arbitration of Buyer's Breach and Actual Damages.
                    ------------------------------------------------

               (i) Within five (5) business days of the date of Seller's notice, each party shall propose a list of no less than two (2) and no more than five (5) arbitrators each of whom is an approved panel member of AAA familiar with handling commercial real property disputes. The first name listed on both lists shall be chosen as the arbitrator to hear Seller's claim. Each list shall also designate the name of one
          (1) arbitrator who, if the parties' lists do not contain any common names, shall appoint one (1) arbitrator from its list who together, within five (5) business days of notification by Seller will propose the name of a third arbitrator who shall be qualified under the same criteria. The chosen arbitrator shall hear Seller's claim within sixty (60) days after completion of the appraisal described in Section
          9.1.3 above or as soon as practicable in the discretion of arbitrator. The decision of the arbitrator shall be binding upon both Seller and Buyer and may be entered in any court of competent jurisdiction.

               (ii) The determination of the arbitrator shall be limited to the sole issues of Seller's claim for Actual Damages caused by Buyer's Breach and any dispute as to the existence of Buyer's Breach.

               (iii) The arbitrator shall prepare and provide to the parties a written decision on all matters subject to the arbitration, including factual findings and the reasons that form the basis of the arbitrator's decision. The arbitrator shall not have the power to commit errors of law or legal reasoning, and the award of the arbitrator shall be subject to vacation or correction for any such error or any other grounds specified in Code of Civil Procedure
          Section 1286.2 or Section 1286.6. The award of the arbitrator shall be mailed to the parties no later than thirty (30) days after the close of the arbitration hearing or as soon as practicable in the discretion of arbitrator. The arbitration proceeding shall be reported by a certified shorthand court reporter. Written transcripts of the proceedings shall be prepared and made available to the parties.

               (iv) The provisions of the California Evidence Code shall apply to the arbitration hearing.

               (v) The costs of arbitration and the appraisal shall be borne by the non-prevailing party unless the arbitrator determines otherwise. Any Deposit which shall have been nonrefundable at the time of the alleged breach shall be applicable to any Actual Damages to be paid by Buyer to Seller under this Section 9.1.

               (vi) NOTICE: BY INITIALING IN THE SPACE BELOW, EACH PARTY IS AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THIS SECTION 9.1 DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND IS GIVING UP ANY RIGHTS IT MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW, EACH PARTY IS GIVING UP ITS JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THIS
          SECTION 9.1. IF EITHER PARTY REFUSES TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS SECTION 9.1, IT MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES' AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     WE HAVE READ AND UNDERSTOOD THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THIS SECTION 9.1 TO NEUTRAL AND BINDING ARBITRATION.

     __________________________________________
     Buyer's Initials               Seller's Initials

        9.2  Default by Seller.  SUBJECT TO PARAGRAPH 3.2, IN THE EVENT THE
             -----------------
CLOSE OF ESCROW AND THE CONSUMMATION OF THE TRANSACTIONS HEREIN CONTEMPLATED DO NOT OCCUR BY REASON OF ANY DEFAULT BY SELLER, BUYER SHALL BE ENTITLED TO EITHER
(i) TERMINATE THIS AGREEMENT AND THE ESCROW AND RECOVER FROM SELLER THE DEPOSIT AND ITS OUT-OF-POCKET COSTS FOR BUYER'S STUDIES IN AN AMOUNT NOT TO EXCEED $100,000.00, OR (ii) SEEK THE SPECIFIC PERFORMANCE HEREOF.

        9.3  Waiver of Right to Record Lis Pendens.  AS PARTIAL CONSIDERATION
             -------------------------------------
FOR SELLER ENTERING INTO THIS AGREEMENT, BUYER EXPRESSLY WAIVES ANY RIGHT (AT COMMON LAW OR OTHERWISE) TO RECORD OR FILE A LIS PENDENS OR A NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ALL OR ANY PORTION OF THE PROPERTY IN
CONNECTION WITH ANY ALLEGED DEFAULT BY SELLER HEREUNDER.   UNLESS IT SATISFIES
THE FOLLOWING CONDITIONS PRECEDENT, (1) THE OUTSIDE CLOSING DATE SHALL HAVE OCCURRED, AND (2) WITHIN SIXTY

(60) DAYS AFTER THE OUTSIDE CLOSING DATE, BUYER SHALL (A) NOTIFY THE ESCROW HOLDER AND SELLER IN WRITING OF ITS ELECTION TO SEEK SPECIFIC PERFORMANCE AND
(B) DEPOSIT WITH ESCROW HOLDER THE PURCHASE PRICE IN IMMEDIATELY AVAILABLE FUNDS WITHOUT ANY ADJUSTMENTS EXCEPT FOR PRORATIONS. SUCH ELECTION NOTICE SHALL: (i) REPRESENT TO ESCROW HOLDER AND SELLER THAT BUYER IS READY, WILLING AND ABLE TO PERFORM ALL OF BUYER'S OTHER OBLIGATIONS THAT WERE PERFORMABLE ON THE OUTSIDE CLOSING DATE; AND (ii) IRREVOCABLY INSTRUCT ESCROW HOLDER TO DELIVER THE PURCHASE PRICE TO SELLER IMMEDIATELY UPON SELLER'S DEPOSIT OF THE EXECUTED GRANT DEED AND FIRPTA CERTIFICATE WITH ESCROW HOLDER.


          ___________________       __________________
          Buyer's Initials          Seller's Initials


                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          10.1 Representations and Warranties of Seller.  Seller represents and
               ----------------------------------------
warrants to Buyer all of the following, as of the date hereof and as of the
Closing:

          10.1.1    Authority.  Seller has the full power and authority to enter
                    ---------
into and comply with the terms of this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly authorized and approved by all requisite action, and no other authorizations or approvals (other than the Lot Line Adjustment), whether of governmental bodies or otherwise, will be necessary in order to enable Seller to enter into or to comply with the terms of this Agreement.

          10.1.2    Binding Effect of Documents.  This Agreement and all other
                    ---------------------------
documents and certificates executed and delivered by Seller in connection with the transactions contemplated by this Agreement constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. Neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which it is bound.

             10.1.3 Absence of Litigation.  Except as disclosed to Buyer, to
                    ---------------------
Seller's knowledge, Seller has not been served with, or received a copy of, a complaint in litigation which will affect the Property.

             10.1.4 Absence of Material Change.  Except as disclosed to Buyer,
                    --------------------------
to Seller's knowledge, Seller has not received any written notice from a governmental agency of (i) any pending widening, modification or realignment of the streets abutting the Property, or (ii) any proposed eminent domain action; or (iii) any uncured violation of any law, ordinance or regulation (including but not limited to zoning, building, fire, health and safety) with respect to portions of the Property other than improvements.

             10.1.5 Absence of Hazardous Materials.  To Seller's knowledge, and
                    ------------------------------
except as otherwise disclosed to Buyer in writing (including without limitation the reports described in Schedule 12.2): (i) there are no Hazardous Materials installed or stored in or otherwise existing at, on, in or under the Property which are in violation of any Environmental Laws or which are or have been at any time in amounts or concentrations sufficient to require the reporting of such materials to any governmental authority, and (ii) no Hazardous Materials were previously installed, stored or existed at the Property in violation of any Environmental Laws.

          As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic materials, substances or wastes, pollutants or contaminants defined, listed or regulated by the Environmental Laws (defined below) or any other federal, state, county, or local law, regulation, order or common law decision, including but not limited to (i) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to the Property or to persons on or about the Property or cause the Property to be in violation of any Environmental Laws, (ii) asbestos in any form which is friable, (iii) urea formaldehyde in form insulation or any other form,
(iv) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing, (v) medical wastes and biohazards, (vi) radon gas, and (vii) any other chemical, material or substance exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of the Property or the owners and/or occupants of property adjacent to or surrounding the Property.

          As used herein, the term "Environmental Laws" means and includes any law, ordinance, regulation or requirement now or hereinafter in effect relating to land use, soil, surface water, groundwater (including the protection, cleanup, removal, remediation or damage thereof), human health and safety or any other environmental matter, including, without limitation, the following laws as
the same may be amended from time to time:   the Comprehensive Environmental
Response Compensation and Liability Conservation and Recovery Act (42 U.S.C.
(S)(S) 9601, et seq.), the Solid Waste Disposal Act, as amended by the Resource
             -------
Conservation and Recovery Act (42 U.S.C. (S)(S) 6901 et seq.), the Emergency
                                                     -------
Planning and Community Right to Know Act (42 U.S.C. (S)(S) 11001 et seq.), the
                                                                 -------
Clean Air Act (42 U.S.C. (S)(S) 7401 et seq.), the Clean Water Act (33 U.S.C.
                                     -------
(S)(S) 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. (S)(S) 2601 et
            -------                                                           --
seq.), the Hazardous Materials Transportation Act (49 U.S.C. (S)(S) 1801 et
----                                                                     --
seq.), the Occupational Safety and Health Act (29 U.S.C. (S)(S) 651 et seq.),
                                                                    -------
the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C. (S)(S) 136 et
                                                                           --
seq.), and the Safe Drinking water Act (42 U.S.C. (S)(S) 300f et seq.), as any
----                                                          -------
of the same may be amended from time to time, and any state or local law dealing with environmental matters, and any regulations, orders, rules, procedures, guidelines and the like promulgated in connection therewith, regardless of whether the same are in existence on the date of this Agreement.

             10.1.6  Limitations on Seller's Warranties.
                     ----------------------------------

               As used in this Agreement, the words "Seller's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Daniel Bane, David Woodward or Robert Ling without any duty of inquiry or investigation.

               If at or prior to the Closing, (A) Buyer shall become aware (whether through its own efforts, by notice from Seller or otherwise) that any of the representations or warranties made herein by Seller, are untrue, inaccurate or incorrect and shall give Seller notice thereof at or prior to the Closing, or (B) Seller shall notify Buyer that a representation or warranty made herein by Seller, is untrue, inaccurate or incorrect, then Seller may, in its sole discretion, elect by notice to Buyer to adjourn the Closing one or more times for up to thirty (30) days in the aggregate in order to cure or correct such untrue, inaccurate or incorrect representation or warranty. If any such representation or warranty is either (1) immaterial or (2) material but not materially untrue, inaccurate or incorrect, and is not cured or corrected by Seller, on or before the

          Outside Closing Date (whether or not the Closing is adjourned as provided above), Buyer shall nevertheless be deemed to, and shall, waive such misrepresentation or breach of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price. If any such representation or warranty is both (1) material and (2) materially untrue, inaccurate or incorrect, and is not cured or corrected by Seller, on or before the Closing Date (whether or not the Closing is adjourned as provided above), then Buyer, as its sole remedy for any and all such materially untrue, inaccurate or incorrect material representations or warranties, shall elect either (x) to waive such misrepresentations or breaches of warranties and consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price, or (y) to terminate this Agreement by notice given to Seller on the Outside Closing Date, in which event, this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for the Surviving Obligations, and except that Buyer shall be entitled to a return of the Deposit provided Buyer is not otherwise in default hereunder. Buyer acknowledges and agrees that (x) at or prior to the Closing, Buyer's rights and remedies in the event any of Seller's representations or warranties made in this Agreement are untrue, inaccurate or incorrect shall be only as provided in this Section 10.1.6(ii), and (y) if the Closing does not occur, Buyer hereby expressly waives, relinquishes and releases all other rights or remedies available to it at law, in equity or otherwise (including, without limitation, the right to seek damages from Seller) as a result of any of Seller's representations or warranties made in this Agreement being untrue, inaccurate or incorrect.

               In the event the Closing occurs, notwithstanding anything contained in Section 10.1.6(ii) or elsewhere in this Agreement to the contrary, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Buyer may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any of Seller's representations or warranties being untrue, inaccurate or incorrect if Buyer knew, should have known or is deemed to have known that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing and Buyer nevertheless closes title hereunder. For example, Purchaser shall be "deemed to have known" that a representation or warranty was untrue, inaccurate or incorrect at the time of the Closing to the extent that the Property information furnished or made available to or otherwise obtained by Buyer contains information which is inconsistent with such representation or warranty. The provisions of this Section 10.1.6(iii) shall survive the Closing.

        10.2 Representations and Warranties of Buyer.  Buyer represents and
             ---------------------------------------
warrants to Seller all of the following, as of the date hereof and as of the
Closing:

             10.2.1  Authority.  Buyer is a duly qualified and registered
                     ---------
corporation in the State of California, and has the full power and authority to enter into and comply with the terms of this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly authorized and approved by all requisite action, and no other authorizations or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Buyer to enter into or to comply with the terms of this Agreement.

             10.2.2 Binding Effect of Documents.  This Agreement and all other
                    ---------------------------
documents and certificates executed and delivered by Buyer in connection with the transactions contemplated by this Agreement constitute legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Buyer is a party or by which it is bound.

        10.3  Breach of Representations and Warranties.  If Seller or Buyer
              ----------------------------------------
believes that the other party is in breach of the representations and warranties set forth in Sections 10.1 or 10.2 above, then such party shall provide express written notice of any claim of breach or default to the alleged breaching or defaulting party, and such alleged breaching or defaulting party shall have five
(5) business days in which to cure such alleged default; provided, however, that no such cure period may extend beyond the Closing.

        10.4  Accuracy and Survival of Representations and Warranties.  Each of
              -------------------------------------------------------
the representations and warranties of Seller and Buyer contained in this Agreement and in any document or certificate delivered in connection herewith is at the date hereof and as of the Closing shall be true and correct in all material respects. The representations and warranties set forth in or made pursuant to Sections 10.1 and 10.2 shall remain operative and shall survive the Closing for a period of six (6) months.

                                   ARTICLE 11

                              BROKERS' COMMISSIONS
                              --------------------

        11.1  Brokers' Commissions.  Seller and Buyer each represent and
              --------------------
warrant to the other that neither has employed, retained or consulted any broker, agent or other finder with respect to the Property except as provided in the List of Particulars, and Seller and Buyer shall each indemnify, defend and hold the other harmless from and against any and all claims, demands, causes of action, debts, liabilities, judgments and damages, including, without limitation, costs and reasonable attorneys' fees incurred in connection with the foregoing, which may be asserted or recovered against the other on account of any brokerage fee, commission of other compensation arising in breach of this representation and warranty. Seller shall pay Brokers a commission for such services pursuant to separate agreements delivered to and approved by Seller in writing prior to the date hereof. Buyer has no obligation to pay Brokers. Seller shall have no obligation to pay Brokers a commission or any other compensation for their services if Buyer does not consummate its purchase of the Property and pay the Purchase Price, except to the extent the Brokers are entitled to compensation under their separate agreements in the event the Closing does not occur due to a Seller Default under this Agreement. Neither Seller nor Buyer shall have any obligation to pay any commission or fee to any agent or broker other than Brokers who may have introduced Brokers to Buyer or have provided any other assistance to Brokers or Buyer. The agreements of Seller and Buyer set forth in this Article 11 shall survive the Closing and any termination of this Agreement.


                                   ARTICLE 12

                                     ACCESS
                                     ------

        12.1  Access to Property.  From the date hereof until the Closing,
              ------------------
after reasonable prior notice from Buyer to Seller or IDS, Seller shall provide Buyer and Buyer's agents with access to the Property. Buyer's inspection of the Property shall not unreasonably disrupt the business operations or quiet enjoyment of any tenants of the Property. Buyer shall be liable for any damage or injury to any person or property occasioned by the acts of Buyer, Buyers employees, agents or representatives during any such inspection, and Buyer shall, and does hereby, indemnify, defend and hold harmless Seller and its officers, directors, agents and employees from any and all liens, claims, demands or liability resulting therefrom. Prior to entry onto the Property by

Buyer or any of Buyer's employees, agents or representatives, Buyer shall deliver to Seller evidence reasonably satisfactory to Seller that Buyer maintains: (i) comprehensive general liability insurance covering Buyer's operations in the minimum amount of Two Million Dollars ($2,000,000) per occurrence, and (ii) workers' compensation insurance covering Buyers employees. The indemnification by Buyer contained in this Section shall survive the Closing and any termination of this Agreement, as the case may be.

        12.2  Access to Operating Information.  Upon the opening of Escrow,
              -------------------------------
Seller shall provide Buyer and Buyer's agents with copies of the engineering and environmental studies, surveys, title reports, permits and books and records covering and relating to the operation of the Property, to the extent that these documents are available or under Seller's control and relate directly to the demolition of the existing improvements on the Property, the environmental condition of the Property and other construction issues, except appraisals and information which is privileged, confidential or proprietary. Buyer expressly agrees that Seller shall furnish copies of such documents and information to Buyer for informational purposes only and without representation or warranty as to the accuracy or completeness of the contents of such materials. Buyer covenants and agrees that Buyer will not rely on such documents and information and will conduct its own due diligence on the matters contained in such documents and information. All books and records provided to Buyer in connection with Buyer's inspection of the Property will be held by Buyer in strict confidence and solely for the purpose of enabling Buyer to evaluate Buyer's purchase of the Property pursuant to this Agreement. Buyer acknowledges receipt of the due diligence materials described on Schedule 12.2.


                                   ARTICLE 13

                             MISCELLANEOUS MATTERS
                             ---------------------

        13.1  Notices.  All notices, demands or requests required or permitted
              -------
to be given pursuant to this Agreement shall be in writing. If not otherwise provided hereunder, all notices, demands or requests to be sent to any party hereto shall be deemed to have been properly given or served by delivering the same personally to each party, by sending the same through a nationally recognized, overnight courier service, by depositing the same in the United States mail, addressed to such party, postage prepaid, and registered or certified with return receipt requested, or by telecopy with an original to follow by United States mail at the addresses for such parties indicated on the List of Particulars. All notices, demands and requests shall be effective when personally delivered to the addressee, a hard copy electronically-generated confirmation of facsimile transmission is received by the sender or received by overnight courier, or upon the third day after being deposited in the United States mail in accordance with the foregoing.

        13.2  Time.  Time is of the essence in this Agreement and each and
              ----
every provision of this Agreement.

        13.3  Binding Effect.  This Agreement shall bind and inure to the
              --------------
benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

        13.4  Merger of Agreement.  Unless otherwise specified in this
              -------------------
Agreement, all the terms and conditions of this Agreement shall not survive the Closing and shall be merged into the Grant Deed and Bill of Sale from Seller to Buyer.

        13.5  Severability.  If all or any portion of any of the provisions of
              ------------
this Agreement shall be declared invalid, illegal or unenforceable bylaws applicable thereto, then such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement,

        13.6  Captions.  The titles or captions of the provisions of this
              --------
Agreement are merely for convenience of reference and are not representations of matters included or excluded from such provisions.

        13.7  Entire Agreement.  The parties hereto expressly acknowledge and
              ----------------
agree that, with regard to the subject matter of this Agreement and the transactions contemplated herein, there are no oral agreements between the parties hereto and this Agreement, including the defined terms and all exhibits and addenda, if any, attached hereto, embodies the final and complete agreement between the parties, supersedes all prior and contemporaneous negotiations, offers, proposals, agreements, commitments, promises, acts, conduct, course of dealing, representations, statements, assurances and understandings, whether oral or written, and may not be varied or contradicted by evidence of any such prior or contemporaneous matter or by evidence of any subsequent oral agreement of the parties hereto.

        13.8  No Modifications Except in Writing.  No modification hereof shall
              ----------------------------------
be binding unless so forth in writing and signed by the party or patties to be bound by the modification.

        13.9  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California.

        13.10 Interpretation.  The doctrine that any ambiguity contained in a
              --------------
contract shall be construed against the party whose counsel has drafted the contract is expressly waived by each of the parties hereto with respect to this Agreement.

        13.11 Further Assurances.  In addition to the acts and deeds recited
              ------------------
herein and contemplated to be performed, executed and/or delivered by either Seller or Buyer, Seller and Buyer shall perform, execute and/or deliver or cause to be performed, executed and/or delivered on the Closing, or if necessary, after the Closing, any and all further acts, deeds and assurances as may, from time to time, be reasonably required to consummate the transactions contemplated in this Agreement.

        13.12  Agreement Not to Be Recorded; Confidentiality.  Seller and
               ---------------------------------------------
Buyer acknowledge and agree that neither this Agreement nor any memorandum or summary hereof shall be recorded or filed in any public records or files and any such recording or filing by any person, whether or not a party to this Agreement, shall be a violation of this Agreement and shall be considered null and void. Seller and Buyer further acknowledge and agree that, prior to the Closing, neither Seller nor Buyer shall disclose any material term of this Agreement to any party not affiliated with or advising Seller or Buyer, without the prior written consent of the other party hereto. Seller and Buyer further acknowledge that either party may enforce any breach of such confidentiality by seeking injunctive relief, or by suit for damages, or both, or by any other legal means. This provision shall survive the Closing or the termination of this Agreement.

         13.13  Attorney's Fees and Expenses.  If either party to this
                ----------------------------
Agreement brings suit to enforce this Agreement, then the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and costs incurred by the prevailing party and to receive an award therefor from a court of competent jurisdiction.

         13.14  Assignment.  Buyer shall not assign this Agreement without
                ----------
obtaining Seller's's prior written consent, which consent shall not be unreasonably withheld; provided further, however, that Buyer may assign this Agreement at Closing without Seller's prior written consent to the Trustee or another trustee acting in a similar capacity to Trustee for purposes of Buyer's financing arrangements. No such assignment shall release Buyer from any obligations under this Agreement.

          13.15  Days.  Except where specified as "business" days, the term
                 ----
"days" means calendar days. The term "business days" means calendar days other than Saturday or Sunday when national banks are open for business in Los Angeles, California.

                                  ARTICLE 14

                                PROPERTY "AS-IS"
                                ----------------

          14.1 No Side Agreements or Representations; As-is Purchase.  Buyer
               -----------------------------------------------------
represents, warrants and covenants to Seller that Buyer will, during the Contingency Period, independently and personally inspect the Property and Improvements, if any, and that Buyer has entered into this Agreement based upon its rights and intentions to make such personal examination and inspection. Buyer agrees that Buyer will accept the Property, in its then condition AS-IS AND WITH ALL ITS FAULTS, including without limitation, any faults and conditions specifically referenced in this Agreement. No person acting on behalf of Seller is authorized to make, and by execution hereof, Buyer acknowledges and agrees that, except as specifically provided in Section 10.1 of this Agreement, Seller has not made, does not make and specifically negates and disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Property.

          Buyer further acknowledges and agrees that having been given the opportunity to inspect the Property and review information and documentation affecting the Property, Buyer is relying solely on its own investigation of the Property and review of such information and documentation, and not on any information provided or to be provided by Seller. Buyer further acknowledges and agrees that any information made available to Buyer or provided or to be provided by or on behalf of Seller with respect to the Property was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information except as may otherwise be provided herein. Buyer agrees to fully and irrevocably release all such sources of information and preparers of information and documentation to the extent such sources or preparers are Seller or Seller's employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent companies, subsidiaries, successors or assigns from any and all claims that they may now have or hereafter acquire against such sources and preparers of information for any costs, loss, liability, damage, expense, demand, action or cause of action arising from such information or documentation. Seller is not liable or bound in any manner by any oral or or written statements, representations or information pertaining to the Property, or the operation thereof, furnished by any of the foregoing entities and individuals or any other individual or entity. Buyer further acknowledges and agrees that to the maximum extent permitted by law, the sale of the Property as provided for herein is made on an "AS-IS" condition and basis with all
                                      -----
faults, and that Seller has no obligations to make repairs, replacements or improvements except for the Site Work.

          14.2 Release.  Except as expressly provided in this Agreement,
               -------
including with respect to Seller's obligation to perform the Site Work, Buyer and anyone claiming by, through or under Buyer hereby fully and irrevocably releases Seller and each of its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent companies, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting on their behalf, from any and all claims that it may now have or hereafter acquire against Seller or any of its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent companies, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations acting on their behalf for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any construction defects, errors, omissions or other conditions, latent or otherwise, geotechnical and seismic, affecting the Property or any portion thereof including, without limitation, (1) environmental matters (other than those matters included within the Site Work) which were:

               (i) Described or referred to in any environmental audit obtained by Buyer; or

               (ii) Reasonably discoverable by prudent investigation during the Contingency Period; or

               (iii) Otherwise disclosed by Seller to Buyer or discovered by Buyer at any time prior to the Closing;

And (2) the items described in Section 14.1 above.

          This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist which, if known by Buyer, would materially affect Buyer's release to Seller. Buyer specifically waives the provision of California Civil Code Section 1542, which provides as follows:

       "A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known to him must have materially affected the settlement with the debtor."

          It is understood and agreed that the Purchase Price has been adjusted by prior negotiations to reflect that all of the Property is sold by Seller and purchased by Buyer subject to the foregoing. It is not contemplated that the Purchase Price will be increased if costs to Buyer associated with the Property prove to be less than expected nor will the Purchase Price be reduced if the Buyer's plan for the Property leads to higher cost projections. The sole remedy of the Buyer will be to terminate this agreement as provided herein prior to the end of the Contingency Period.

_________________________                 ___________________________
Buyer's initials                          Seller's initials


          IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement and Joint Escrow Instructions to become effective as of the date first written above.

                                     SELLER:

                                     CERTIFIED GROCERS OF CALIFORNIA, LTD.
                                     a California corporation

                                     By:  /s/ Robert M. Ling, Jr.
                                          -----------------------

                                     Name: Robert M. Ling, Jr.
                                           -------------------

                                     Title: Vice President & General Counsel
                                            --------------------------------

                                     BUYER:

                                     SMART & FINAL STORES CORPORATION,
                                     a California corporation


                                     By:  /s/ Donald G. Alvarado
                                          ----------------------

                                     Name: Donald G. Alvarado
                                           ------------------

                                     Title:   Sr. VP Law/Development
                                              ----------------------


                                     By:  /s/ Robert Wess
                                          ---------------

                                     Name: Robert Wess
                                           -----------

                                     Title:   Vice President
                                              --------------


                                     The undersigned, a duly authorized
                                     representative of Escrow Holder, hereby
                                     accepts this Agreement and agrees to act as Escrow Holder in accordance herewith.


                                     COMMERCE ESCROW COMPANY

                                     By:
                                        ----------------------------
                                     Name:
                                          --------------------------
                                     Title:
                                           -------------------------